SCHEDULE 14(a) INFORMATION



           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the registrant [ X ]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ] Preliminary proxy statement

[ X ] Definitive proxy statement

[   ] Definitive  addition materials

[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                FIBERSTARS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                FIBERSTARS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment Payment of filing fee (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies: N/A

(2)   Aggregate number of securities to which transactions applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

(4)   Proposed maximum aggregate value of transaction: N/A

(5)   Total fee paid: N/A

[   ] Fee paid previously with preliminary materials.

[   ] Check  box  if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid: N/A

(2)   Form, schedule or registration statement no.: N/A

(3)   Filing party: N/A

(4)   Date filed: N/A

-------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [Logo]



                                                                    May 15, 1998

Dear Shareholder:


         This year's annual meeting of shareholders will be held on Wednesday, June 24, 1998 at 6:00 P.M. local time, at the Holiday Inn, San Jose North (Milpitas/Silicon Valley), 777 Bellew Drive, Milpitas, California 95035. You are cordially invited to attend.

         The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

         A copy of the Company's 1997 Annual Report also is enclosed.

         The Board of Directors and Management look forward to seeing you at the annual meeting.


                                                Very truly yours,



                                                /s/      David N. Ruckert
                                                --------------------------------
                                                David N. Ruckert
                                                Chief Executive Officer

                                FIBERSTARS, INC.
                               2883 Bayview Drive
                            Fremont, California 94538


                    Notice Of Annual Meeting Of Shareholders
                       To Be Held Wednesday, June 24, 1998


TO THE SHAREHOLDERS:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fiberstars, Inc. (the "Company") will be held on Wednesday, June 24, 1998, at 6:00 P.M., local time, at the Holiday Inn, San Jose North (Milpitas/Silicon Valley), 777 Bellew Drive, Milpitas, California 95035, for the following purposes:


         1. To elect seven (7) directors to serve for the ensuing year and until their successors are elected and qualified;


         2. To consider and vote upon a proposal to increase the number of shares of the Company's Common Stock reserved for issuance under its 1994 Stock Option Plan;


         3. To consider and vote upon a proposal to increase the number of shares of the Company's Common Stock reserved for issuance under its 1994 Directors Stock Option Plan;


         4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998; and


         5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


         Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.


                                        FOR THE BOARD OF DIRECTORS




                                           /s/          David N. Ruckert
                                          --------------------------------------
                                          Chief Executive Officer

Fremont, California
May 15, 1998



IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                FIBERSTARS, INC.
                               2883 Bayview Drive
                            Fremont, California 94538



            INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES


General


         The enclosed Proxy is solicited on behalf of the Board of Directors of Fiberstars, Inc., a California Corporation ("Fiberstars" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 24, 1998, or at any adjournments or postponements thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Holiday Inn San Jose North (Milpitas/Silicon Valley), 777 Bellew Drive, Milpitas, California 95035


         The date of this Proxy Statement is May 15, 1998, the approximate date on which this Proxy Statement and accompanying form of proxy were first sent or given to Shareholders. The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.


Revocability of Proxies


         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (2883 Bayview Drive, Fremont, California 94538, Attention: David N. Ruckert) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the shareholder.


Voting


         Generally, each share of Common Stock entitles its holder to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. However, if, prior to the voting to elect directors, any shareholder gives notice at the Annual Meeting of his or her intention to cumulate his or her votes, and if the names of the candidate or candidates for whom that shareholder intends to vote have been placed in nomination prior to the voting, then all shareholders may cumulate their votes for candidates in nomination. This means that each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or such shareholder may distribute that total number of votes among as many candidates as he or she thinks fit. The person authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as he may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. On all matters except the election of directors, each share carries one vote.


         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under

California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.


         The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR approval of the proposal to amend the 1994 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the 1994 Stock Option Plan, FOR approval of the proposal to amend the 1994 Directors' Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the 1994 Directors' Stock Option Plan, FOR the ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.


Record Date and Share Ownership


         Only shareholders of record at the close of business on April 24, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 3,555,056 shares of Common Stock of the Company, par value $.0001 per share ("Common Stock"), issued and outstanding.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS


Nominees


         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of anyone or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.


         If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

         As of the date of the Annual Meeting, the Company's Bylaws will provide for the election of seven (7) directors. The names of the nominees, their ages as of May 15, 1998, and their backgrounds are set forth below.


Name                                   Age                     Director Since
----                                   ---                     --------------
John B. Stuppin                         64                          1993

David N. Ruckert                        60                          1987

Theodore L. Eliot, Jr.                  70                          1994

Michael Feuer, Ph.D.                    55                          1991

B.J. Garet                              70                          1995

Wayne R. Hellman                        52                          1997

Philip Wolfson                          54                          1987

         Mr. Stuppin joined the Company as a director in February 1993 and was elected Chairman of the Board in May 1995. Since September 1987, Mr. Stuppin has served in various executive capacities with Neurological Technologies, Inc. ("NTI"), a biomedical development company he co-founded, and he currently serves as a director of NTI. Mr. Stuppin also has been an investment banker and a venture capitalist, with over 25 years of experience in the founding and management of companies active in emerging technologies.


         Mr. Ruckert joined the Company in November 1987 as President, Chief Operating Officer and a director. He has served as Chief Executive Officer of the Company since October 1988 and served as Secretary of the Company from February 1990 to February 1994. From June 1985 to October 1987, he was Executive Vice President of Greybridge, a toy company which he co-founded and that was acquired by Worlds of Wonder in 1987. Prior to that time, he was Executive Vice President of Atari from October 1982 to June 1984 and was a Manager/Vice
President of Bristol-Myers Company in New York from October 1966 to October 1982. Mr. Ruckert is also a director of Fiberstars Australasia Pty Ltd., a joint venture of the Company.


         Mr. Eliot has served as a director of the Company since May 1994. Mr. Eliot retired from the United States Department of State in 1978 with the rank of Ambassador. He served as the Dean of the Fletcher School of Law and Diplomacy from 1979 to 1985 and as Secretary General for the United States of the Bilderberg Meetings from 1981 to October 1993. Mr. Eliot also is a director of Raytheon Company and NTI, a biomedical development company.


         Dr. Feuer has served as a director of the Company since October 1991. Since March 1992, Dr. Feuer has been president of Santa Clara Associates, Inc., and a general partner of Pacific Technology Fund, a venture capital firm in Santa Clara, California. Prior to that time, Dr. Feuer was a technical partner of Santa Clara Associates, Inc., from September 1987 to February 1992. From April 1986 to September 1987, Dr. Feuer was President of Micro Integration Corp., an integrated circuit company. From January 1984 to April 1986, he served as Vice President, Engineering at Mentor Graphics, an electronic design automation company.


         Mr. Garet has served as a director of the Company since December 1995. From 1984 until his retirement in 1993, Mr. Garet served as Chairman of Hanson Lighting Group and Chief Executive Officer of USI Lighting. From 1973 to 1984, he served in several executive capacities with U.S. Industries, Inc., a diversified manufacturer of lighting and other products, where his responsibilities included eight operating divisions.


         Mr. Hellman has served as a director of the Company since September 1997. Since May 1995, Mr. Hellman has been chairman of the board and chief executive officer of Advanced Lighting Technologies, Inc. ("ADLT"). From 1983 until May 1995, Mr. Hellman founded a total of seventeen affiliated companies that specialize in the production and distribution of metal halide lighting systems, all of which were eventually acquired by ADLT. From 1968 until 1983, Mr. Hellman served in various capacities at General Electric, including Manager of Strategy Analysis for the GE Lighting Business Group, Manager of Engineering for the Photographic Lamp Department, and

Manager of Metal Halide Product Engineering. While he was GE's Manager of Metal Halide Product Engineering, Mr. Hellman developed what remains the standard in metal halide technology.


         Dr. Wolfson has served as a director of the Company since January 1986. Dr. Wolfson has also served as a director and a consultant to NTI, a biomedical development company. He has been Assistant Clinical Professor at the University of California School of Medicine in San Francisco since 1986. Dr. Wolfson has maintained a private practice in psychiatric medicine since 1982.


Board Meetings and Committees


         The Board of Directors held a total of seven (7) meetings during the fiscal year ended December 31, 1997. The Board of Directors has an Audit and Finance Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.


         The Audit and Finance Committee of the Board of Directors, which currently consists of directors Eliot, Feuer, Garet, and Stuppin, held one (1) meeting during fiscal year 1997. The Audit and Finance Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews the management of the Company's investments.


         The Compensation Committee of the Board of Directors currently consists of directors Eliot, Feuer, Garet, Stuppin and Wolfson, and held two (2) meetings during fiscal year 1997. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and administers the Company's stock plans and determines the terms and conditions of stock option grants.


         No incumbent director, except for director Feuer, attended fewer than seventy-five percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves.


Director Compensation


         Each non-employee director receives $250 per Board or Committee meeting attended to cover out-of-pocket expenses incurred in connection with such attendance. During the fiscal year ended December 31, 1996, Messrs. Eliot, Feuer, Garet, Hellman, Stuppin, and Wolfson received aggregate payments of $2,000, $1,750, $2,250, $0, $2,500, $2,500 respectively, for their services as directors.


         Following his appointment as a director in June 1994, Mr. Eliot was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $4.50 per share, which option has a ten-year term and vests in four equal installments on the first four anniversaries of the date of his appointment to the Board. Upon the effective date of the 1994 Directors' Stock Option Plan, each of Messrs. Feuer, Eliot, Stuppin, Wang and Wolfson was automatically granted an option to purchase 5,000 shares of Common Stock at an exercise price of $4.50 per share, which options have ten-year terms and vest in twelve equal monthly installments following the date of grant of the option. Dr. Wolfson, under a consulting agreement with the Company dated August 25, 1994, received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $5.875 per share (which was the fair market value of the Company's Common Stock on the date of grant), which option vests in four equal installments on the first four anniversaries of the date of the consulting agreement. Dr. Wolfson does not receive any other compensation under the consulting agreement. Subsequently, options have been granted automatically under the Company's 1994 Directors' Stock Option Plan as follows, all of which options have ten-year terms, vest in twelve equal monthly installments following the date of grant of the option and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant: Options to purchase 5,000 shares each to Messrs. Stuppin, Eliot, Feuer, Wang and Wolfson upon their election to the Board of Directors in May 1995 at an exercise price per share of $5.625; options to purchase 5,000 shares each to Messrs. Stuppin, Eliot, Feuer, Garet, and Wolfson upon their election to the Board of Directors in May 1996 at an exercise price per share of $5.125; an option to purchase 10,000 shares to Mr. Garet upon his appointment as a director in December 1995 at an exercise price of $4.00 per share; options to purchase 5,000 shares to Messrs. Stuppin, Eliot, Feuer, Garet, and Wolfson upon their election to the Board of Directors in May 1997 at an exercise price per share of $4.625; and an option to purchase 10,000 shares to Mr. Hellman upon his becoming a non-employee director in September 1997 at an exercise price of $6.250 per share.


Required Vote


         Seven (7) persons have been nominated by the Board of Directors for election as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. The seven (7) nominees receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company.


Recommendation of the Board of Directors


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.


         PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN


General


         The Company's 1994 Stock Option Plan was adopted by the Board of Directors and approved by the shareholders in 1994 (the "Option Plan"). As of April 24, 1998, an aggregate of 83,350 shares were available for future grants under the Option Plan. Of the shares available for grant, 47,659 shares were originally issuable pursuant to options granted under the Company's 1988 Stock Option Plan, which options were canceled, such that they were then available for grant under the Option Plan pursuant to its terms.


         The shareholders are being asked to approve the amendment to increase the number of shares of Common Stock reserved for issuance under the Option Plan by 500,000 shares from 850,000 to 1,350,000. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders.


Summary of the Provisions of the Option Plan


         The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.


General


         The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. As of April 24, 1998, 4,088 of the options to purchase Common Stock granted under the Option Plan had been exercised, options to purchase an aggregate of 807,850 shares remained outstanding, and options to purchase 83,350 shares remained available for future grant under the Option Plan.


Shares Subject to Plan


         The shareholders have previously authorized the reservation of an aggregate of 850,000 shares of the Company's authorized but unissued or reacquired shares of Common Stock for issuance upon the exercise of options granted under the Option Plan. In addition, the Option Plan permits the issuance of shares subject to options granted under the 1988 Stock Option Plan which expire or are cancelled. As of April 24, 1998, there were 105,830 shares subject to outstanding options under the 1988 Stock Option Plan. The Option Plan imposes a limit under which no employee may receive in any fiscal year options to purchase in excess of 750,000 shares (the

"Grant Limit"). Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.


Administration


         The Option Plan is  administered  by the Board of  Directors  or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.


Eligibility


         Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future corporations affiliated with the Company. As of April 24, 1998, the Company had approximately sixty-three (63) employees, including six (6) executive officers. The Company's six (6) non-employee directors are ineligible under the Option Plan. The Option Plan also permits options to be granted to prospective employees and consultants in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual's commencement of service. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options.


Terms and Conditions of Options


         Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan, as well as any nonstatutory option granted to any of the Company's executive officers named in the Summary Compensation Table (See "Executive Compensation and Other Matters"), must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On April 24, 1998, the closing price of a share of the Company's Common Stock was $5.75 as reported on the Nasdaq National Market.


         The method of payment of option exercise price is determined by the Board, and payment may be made in cash, by check, promissory note, other shares of Common Stock that, in the case of shares acquired upon exercise of an option, have been beneficially owned by the optionee for at least six months, with a fair market value on the surrender date equal to the aggregate exercise price of the shares as to which such option shall be exercised, or authorization from the Company to retain from the total number of shares as to which the option is exercised that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised. The Company may also authorize as payment the delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes or delivery of an irrevocable subscription agreement for the shares that irrevocably obligates the optionholder to take and pay for the shares not more than twelve months after the date of delivery of the subscription agreement. The Board may also authorize payments by any combination of the above methods or such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.


         Option grants under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued services with the Company. However, the Board also may grant options that are exercisable immediately on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee under termination of service or if the optionee attempts to transfer any unvested shares. Shares acquired under such options generally vest in installments subject to the optionee's continued service. The Option Plan provides that the maximum term of an incentive stock option is ten years, unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. Consistent with the Internal Revenue Code of 1986, as amended (the "Code"), the Option Plan does not limit the term of a nonstatutory stock option (except as described in the preceding sentence). Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, under the Option Plan, a nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and set forth in the option agreement.


Transfer of Control


         The Option Plan provides that in the event of the proposed dissolution or liquidation of the Company, options granted pursuant to the Option Plan will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board. The Board may, in its sole discretion, declare that any such options will terminate as of a date fixed by the Board, and give each optionee the right to exercise their option as to all or any part of the shares subject to such options, including shares as to which the options would not otherwise be exercisable. The Option Plan further provides that in the event of a proposed (i) sale of all or substantially all of the assets of the Company, or (ii) merger of the Company with or into another corporation, the Company's outstanding options will be assumed or an equivalent option substituted by such acquiring or successor corporation or its parent or subsidiary, unless the Board, in its sole discretion, and in lieu of such assumption or substitution, gives optionees the right to exercise their options as to some or all of the shares subject to such options, including shares as to which the options would not otherwise be exercisable.


Termination or Amendment


         The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the plan and the option agreements have lapsed, provided that all incentive stock options must be granted within ten years of April 28, 1994, the date on which the Board approved the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not adopt any revision or amendment requiring shareholder approval in order to preserve the qualification of the Plan under Rule 16b-3, or any change in the limitation on grants to employees per fiscal year as other changes that would require shareholder approval to qualify options granted under the Option Plan as performance-based compensation under Section 162(m) of the Code, including an increase in the total number of shares of Common Stock issuable under the Option Plan. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.


Summary of United States Federal Income Tax Consequences of the Option Plan


         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options


         An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying dispositions of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.


         The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.


Nonstatutory Stock Options


         Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.


Vote Required and Board of Directors' Recommendation


         The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.


         The Board of Directors believes that the increase in the share reserve of the Option Plan is in the best interests of the Company and the shareholders. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE OPTION PLAN.

   PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO 1994 DIRECTORS' STOCK OPTION PLAN


General


         The Company's 1994 Directors' Stock Option Plan was adopted by the Board of Directors and approved by the shareholders in 1994 (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company. Currently, the Company has six (6) nonemployee directors. As of April 24, 1998, an aggregate of 40,000 shares were available for future grants under the Directors' Plan.


         The shareholders are being asked to approve the amendment to increase the number of shares of Common Stock reserved for issuance under the Directors' Plan by 50,000 shares from 150,000 to 200,000. The Board of Directors believes that the approval of the amendment of the Directors' Plan is in the best interests of the Company and its stockholders because the availability of stock options is an important factor in attracting and retaining qualified nonemployee directors essential to the success of the Company.


Summary of the Provisions of the Directors' Plan


         The following summary of the Directors' Plan is qualified in its entirety by the specific language of the Directors' Plan, a copy of which is available to any shareholder upon request.


         General. The Directors' Plan provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company. As of April 24, 1998, none of the options to purchase Common Stock granted under the Directors' Plan had been exercised, options to purchase an aggregate of approximately 110,000 shares remained outstanding and approximately 40,000 shares remained available for future grant under the Directors' Plan.


         Shares Subject to Plan. Currently, a maximum of 150,000 shares of the authorized but unissued or reacquired shares of the Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Directors' Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Directors' Plan, to the terms of automatic option grants under the plan, and to outstanding options. To the extent that any outstanding option under the Directors' Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the plan and become available for future grants.


         Administration. The Directors' Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Although the Directors' Plan is designed to work automatically without administration, to the extent administration is necessary, the Board is authorized to interpret the Directors' Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Directors' Plan or any option.


         Eligibility. Only directors of the Company who are not at the time of option grant employees of the Company or of any parent or subsidiary corporation of the Company (the "Outside Directors") are eligible to participate in the Directors' Plan. Currently, the Company has six (6) Outside Directors.


         Automatic Grant of Options. The Directors' Plan provides that each Outside Director who first serves on the Board after August 18, 1994 (the "Effective Date") automatically will be granted an option to purchase 10,000 shares of Common Stock on the date of his or her initial election or appointment. The Directors' Plan also provides for the annual automatic grant of an additional option to purchase 5,000 shares of Common Stock on the date of each Annual Meeting of the Company's shareholders at which each nonemployee director is elected to the

Board, provided that on such date, he or she shall have served on the Board for at least three months prior to the date of such Annual Meeting.


         Terms and Conditions of Options. Each option granted under the Directors' Plan will be evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Directors' Plan. The per share exercise price of any option granted under the Directors' Plan must equal the fair market value of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock will be the closing price of the Company's Common Stock on the date of grant as reported on the Nasdaq National Market. As of April 24, 1998, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $5.75 per share. No option granted under the Directors' Plan is exercisable after the expiration of 10 years after the date such option is granted, subject to earlier termination in the event the optionee's service as a director of the Company ceases or in the event of an acquisition, dissolution or liquidation of the Company, as discussed below (see "Transfer of Control"). Shares subject to options granted under the Directors' Plan will vest and become exercisable in twelve (12) equal monthly installments following the date of grant.


         Generally, the exercise price may be paid in cash, by check, or in cash equivalent. During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.


         Transfer of Control. The Directors' Plan provides that in the event of the proposed dissolution or liquidation of the Company, options granted pursuant to the Directors' Plan will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board. The Board may, in its sole discretion, declare that any such options will terminate as of a date fixed by the Board, and give each optionee the right to exercise their option as to all or any part of the shares subject to such options, including shares as to which the options would not otherwise be exercisable. The Directors' Plan further provides that in the event of a proposed (i) sale of all or substantially all of the assets of the Company, or (ii) merger of the Company with or into another corporation which results in the transfer of ownership of more than fifty percent (50%) of the voting power of the Company, the Company's outstanding options will be assumed or an equivalent option substituted by such acquiring or successor corporation or its parent or subsidiary, unless the Board, in its sole discretion, and in lieu of such assumption or substitution, gives optionees the right to exercise their options as to some or all of the shares subject to such options, including shares as to which the options would not otherwise be exercisable.


         Termination or Amendment. The Directors' Plan will continue until February 2004, unless earlier terminated by the Board. The Board may terminate or amend the Directors' Plan at any time, but, the Board may not adopt an amendment to the Directors' Plan which would require shareholder approval under any law or regulation, including an amendment increasing the total number of shares of Common Stock reserved for issuance thereunder without the approval of the shareholders. No termination or amendment of the Directors' Plan may adversely affect an outstanding option without the consent of the optionee.


         Summary of Federal Income Tax Consequences of the Directors' Plan


         The federal income tax consequences of the options granted under the Directors' Plan are the same as the federal income tax consequences described for nonstatutory stock options granted pursuant to the Option Plan set forth above.


         Vote Required and Board of Directors' Recommendation


         The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

         The Board of Directors believes that the increase in the share reserve of the Directors' Plan is in the best interests of the shareholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE DIRECTORS PLAN.


         PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions from the stockholders.


         The ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.


         Recommendation of the Board of Directors


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 24, 1998 as to
(i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company or director nominee who beneficially owns shares, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 2883 Bayview Drive, Fremont, California 94538

                                                                          Shares Beneficially Owned
                                                                         ---------------------------
                                                                                            Percent
           Name and Address (1)                                               Number        of Total
           --------------------                                               ------        --------
           Advanced Lighting Technologies, Inc. (2)
           Wayne Hellman
           2307 E. Aurora Rd., Suite 1
           Twinsburg, OH 44087 ...............................              1,029,677          28.9

           David N. Ruckert (3)* .............................                221,573           6.1

           Philip Wolfson  (4)................................                144,842           4.0

           George K. Awai (5).................................                121,823           3.4

           Michael Feuer (6)
           P.O. Box 1704
           Palo Alto, CA 94302-1704...........................                106,401           3.0

           John B. Stuppin (7)................................                 94,166           2.6

           Barry R. Greenwald (8).............................                 56,987           1.6

           J. Steven Keplinger (9)............................                 47,142           1.3

           Theodore L. Eliot, Jr. (10)........................                 31,000             *

           B. J. Garet (11)...................................                 20,000             *

           Frederick Martin (12)..............................                 13,731             *

           J. Arthur Hatley (13)..............................                  5,000             *

           All officers and directors as a group
           (12 persons)(14)...................................              1,892,342          48.1

-----------------------------
* Less than one percent.


1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.


2) Includes 1,023,011 shares held by Advanced Lighting Technologies, Inc., of which Mr. Hellman is President and as to which Mr. Hellman disclaims beneficial ownership. Also includes 6,666 shares subject to outstanding stock options held by Mr. Hellman that are exercisable on or before June 23, 1998.


3) Includes 87,500 shares subject to outstanding stock options exercisable on or before June 23, 1998.

                                       12


4) Includes 40,000 shares subject to outstanding stock options exercisable on or before June 23, 1998 as well as 12,500 shares subject to a fully exercisable warrant.


5) Includes 3,750 shares subject to outstanding stock options exercisable on or before June 23, 1998.


6) Includes 33,802 shares subject to outstanding stock options exercisable on or before June 23, 1998.


7) Includes 32,500 shares subject to outstanding stock options exercisable on or before June 23, 1998.


8) Includes 53,800 shares subject to outstanding stock options exercisable on or before June 23, 1998.


9) Includes 44,581 shares subject to outstanding stock options exercisable on or before June 23, 1998.


10) Includes 1,000 owned by the Eliot Trust, of which Mr. Eliot is a beneficiary. Also, includes 30,000 shares subject to outstanding stock options exercisable on or before June 23, 1998.


11) Includes 20,000 shares subject to outstanding stock options exercisable on or before June 23, 1998.


12) Includes 12,500 shares subject to outstanding stock options exercisable on or before June 23, 1998.


13) Includes 5,000 shares subject to outstanding stock options exercisable on or before June 23, 1998.


14) Includes 382,599 shares subject to outstanding stock options exercisable on or before June 23, 1998.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS


Summary Compensation Table

         The following table sets forth all  compensation  paid to the Company's
Chief Executive Officer and certain other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997


                                               Summary Compensation Table
                                                                                       Long-Term
                                                                                      Compensation
                                                                                      ------------
                                                   Annual Compensation                   Awards
                                        ---------------------------------------       ------------
                                                                                       Securities
                                                                                        Underlying        All Other
                                        Fiscal                                          Options/        Compensation
     Name and Principal Position         Year        Salary($)       Bonus($)            SARs(#)             (1)
------------------------------------    ------      ---------        --------        ---------------    -------------
David N. Ruckert                         1997        $171,000             --             50,000            $4,741
President and Chief                      1996        $156,000             --             50,000            $4,188
Executive Officer                        1995        $156,000             --             50,000            $3,635

Barry Greenwald                          1997         $80,000        $99,920             30,000              $831
Senior Vice President, Pool              1996         $70,000        $76,620             15,000              $690
& Spa Division                           1995         $70,000        $97,247                 --              $570

J. Steven Keplinger                      1997        $115,000             --             30,000              $408
Senior Vice President,                   1996        $115,000             --             33,000              $378
Operations & Retail Products             1995        $100,000        $10,000             12,000              $350

J. Arthur Hatley                         1997         $76,000        $49,879             25,000              $186
Vice President and                       1996         $69,000        $36,624             10,000                --
General Manager,                         1995              --             --                 --                --
Commercial Lighting

Fredrick Martin                          1997        $111,304             --             80,000           $17,138
Senior Vice President, Research          1996              --             --                 --                --
Engineering and Communications           1995              --             --                 --                --


(1) Represents premiums paid on life insurance policies for the officer's benefit.

         The following  table sets forth certain  information for the year ended
December 31, 1997 with respect to stock options granted to the individuals named in the Summary Compensation Table above.

                                                Option/SAR Grants in Fiscal Year 1997
                                                   Individual Grants in Fiscal 1997
                        ----------------------------------------------------------------------------------------
                        Number of Securities     % of Total Options/SARs
                         Underlying Options/      Granted to Employees in      Exercise or Base     Expiration
       Name              SARs Granted (#)(1)            Fiscal Year           Price ($/Share)(2)      Date(3)
-------------------     --------------------     -------------------------    ------------------    ------------

David N. Ruckert               50,000                     16.6%                     $5.50              12/5/02

Barry Greenwald                30,000                      10%                      $5.50              12/5/02

J. Steven Keplinger            30,000                      10%                      $5.50              12/5/02

J. Arthur Hatley               25,000                     8.3%                      $5.50              12/5/02

Fredrick Martin                50,000                     16.6%                     $4.75              2/14/02

Fredrick Martin                30,000                      10%                      $5.50              12/5/02

(1) Such stock options vest as to 25% of the shares covered by the respective options on each anniversary of the grant date, becoming fully vested on the fourth anniversary of the date of grant. Under the terms of the Company's 1994 Stock Option Plan, the Board of Directors or a duly appointed committee of the Board retains the discretion, subject to certain limitations within the Option Plan, to modify, extend, or renew outstanding options and to reprice outstanding options, and to accelerate the vesting of options in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue which may be lower than the original exercise price of such canceled options.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) Subject to earlier termination upon certain events related to termination of employment.

Option Exercises and Fiscal 1997 Year End Value

         The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended
December 31, 1997, and unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table.

                         Aggregate Options/SAR Exercises in Last Fiscal Year and Fiscal
                                          Year-End Option/SAR Values
                                                                Number of Securities
                                                               Underlying Unexercised          Value of Unexercised
                                                               Options/SARs at Fiscal      In-the-Money Options/SARs at
                                                                    Year End (#)              Fiscal Year-End ($)(1)
                       Shares Acquired                      ---------------------------   -----------------------------
        Name            on Exercise (#)  Value Realized ($) Exercisable / Unexercisable   Exercisable / Unexercisable
------------------      --------------   -----------------  ---------------------------   -----------------------------
David N. Ruckert           44,000           94,425.20             75,000 / 125,000              $9,375 / $15,625

Barry Greenwald               0                 0                  53,580 / 51,750            $6,697.50 / $6,468.75

Steven Keplinger              0                 0                  41,581 / 63,750            $5,197.63 / $7,968.75

J. Arthur Hatley              0                 0                  5,000 / 35,000                 $625 / $4,370

Fredrick Martin               0                 0                    0 / 80,000                   $0 / $47,500

(1) Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on the last trading day of fiscal 1997, which was $5.625.

                            CHANGES TO BENEFIT PLANS


         1994 Stock Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1994 Stock Option Plan to increase the maximum number of shares that may be issued thereunder by 500,000 shares. See "PROPOSAL TO AMEND 1994 STOCK OPTION PLAN." As of April 24, 1998, no grant of options had been made to any person conditioned upon stockholder approval of the increase in the share reserve of the 1994 Stock Option Plan.


         1994 Directors' Stock Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1994 Directors' Stock Option Plan to increase the maximum number of shares that may be issued thereunder by 50,000 shares. See "PROPOSAL TO AMEND 1994 DIRECTORS STOCK OPTION PLAN." As of April 24, 1998, no grant of options had been made to any person conditioned upon stockholder approval of the increase in the share reserve of the 1994 Directors' Stock Option Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In 1987, the Company loaned David N. Ruckert, an officer and director, the amount of $75,000 in connection with the purchase of shares of Common Stock. The loan, which bears interest at the rate of 9% per year, was due on December 9, 1997. The Board of Directors of the company and Mr. Ruckert are currently discussing extending the term of and making other modifications to the structure of this loan.


         In 1996, the Company made certain loans to Barry R. Greenwald, an officer, in the aggregate amount of $125,000, and bearing interest at the rate of 8% per year in connection with his purchase of a permanent residence. On
March 25, 1997, the loans were restructured as one loan in the amount of $125,000, which bore interest at 8% per year, compounded monthly, and was due and payable in full on December 31, 1999. Because of principle and interest repayment by Mr. Greenwald, this loan was restructured on March 15, 1998 as a loan in the amount of $106,600, bearing interest at 8% per year, compounded monthly, repayable in monthly installments of principle and accrued interest and due in full on December 31, 1999, or upon any earlier termination of Mr. Greenwald's employment with the Company. The loan is secured by all shares of the Company's Common Stock owned by Mr. Greenwald acquired pursuant to the terms of the Company's 1994 Employee Stock Purchase Plan, the Company's 1988 Stock Option Plan and 1994 Stock Option Plan, and any shares issuable or potentially issuable pursuant to the 1988 Stock Option Plan and the 1994 Stock Option Plan. The outstanding balance of the loan as of April 24, 1998 was $107,536.54.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         With the exception of the inadvertent failure to timely file a Form 3 with respect to Fredrick N. Martin, an officer of the Company, and Form 4's with respect to Michael D. Ernst, Lawrence Yung and Belfield Services, Inc., a Liberian corporation, who were a director and two greater than ten percent beneficial owners, respectively, which failures were subsequently corrected, to the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely met.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


         Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.


                                  OTHER MATTERS


         The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.



                            BY ORDER OF THE BOARD OF DIRECTORS



                            /s/   DAVID N. RUCKERT



                            DAVID N. RUCKERT
                            President, Chief Executive Officer, Chief Operating Officer and Director





Dated:  May 15, 1998

                                                APPENDIX A

                                             FIBERSTARS, INC.
                                 Proxy for Annual Meeting of Shareholders

                                   -------------------------------------

         The undersigned hereby appoints David N. Ruckert,  John B. Stuppin and Cindy Udermann, or any of
them, proxy and attorney-in-fact,  with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of stock in Fiberstars, Inc., a California corporation (the
"Company"),  which the  undersigned is entitled to vote at the Annual Meeting of the  Shareholders of the
Company to be held at the  Holiday  Inn,  San Jose North  (Milpitas/Silicon  Valley),  777 Bellew  Drive,
Milpitas,  California  95035,  Wednesday,  June 24, 1998 at 6:00 P.M. local time, and at any  adjournment thereof as hereinafter  specified upon the proposals listed below and as more  particularly  described in the Proxy Statement of the Company dated May 15, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged.

         1. A vote FOR the election of the following individuals is recommended by the Board of Directors:

         (INSTRUCTION:  TO WITHHOLD  AUTHORITY  FOR ANY  INDIVIDUAL  NOMINEE,  STRIKE A LINE  THROUGH THE
         NOMINEE'S NAME IN THE LIST BELOW.)

            Theodore L. Eliot, Jr.    Michael Feuer, Ph.D.       B.J. Garet             Wayne R. Hellman
            David N. Ruckert          John B. Stuppin            Philip Wolfson

            [  ] FOR                  [  ] WITHHOLD AUTHORITY               [  ] ABSTAIN

         2. A vote FOR the  approval of the  proposal to amend the 1994 Stock Option Plan to increase the number of shares of the  Company's  Common  Stock  reserved  for  issuance  under the Plan is recommended by the Board of Directors.

            [  ] FOR                  [  ] AGAINST                          [  ] ABSTAIN

         3. A vote FOR the  approval of the proposal to amend the 1994  Directors  Stock Option Plan (the
            "Directors Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Directors Plan is recommended by the Board of Directors.

            [  ] FOR                  [  ] AGAINST                          [  ] ABSTAIN

         4. A vote FOR the  ratification  of the appointment of Coopers & Lybrand L.L.P. as the company's independent  auditors for the year ending  December 31, 1998 is  recommended  by the Board of
            Directors.

            [  ] FOR                  [  ] AGAINST                          [  ] ABSTAIN

         Theshares  represented  hereby will be voted as specified.  If no  specification  is made,  such shares will be voted FOR the above proposals 1, 2, 3 and 4.

Dated:  ________ , 1998                              Signature(s) _______________________________________

(Be sure to date Proxy)                              ____________________________________________________

                                                     ____________________________________________________
                                                     Print or type shareholder's name

                                                     IT IS IMPORTANT  THAT YOUR SHARES BE  REPRESENTED AT
                                                     THIS MEETING  REGARDLESS OF THE NUMBER OF SHARES YOU
                                                     HOLD.  PLEASE  DATE,  SIGN,  AND  RETURN  THE  PROXY
                                                     PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.

                                                     I plan to attend the meeting.

                                                     Yes _____    No _____

                               (Please print address change (if any) on label below)
